UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Airgas, Inc.

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Airgas, Inc 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 (610) 687-5253 Fax: (610) 687-1052 http://www.airgas.com

To:	All Airgas Associates

From:	Peter McCausland

Date:	May 6, 2010

Subject:	Fourth Quarter and Full Year Earnings Results

Today we announced our earnings results for our fourth quarter and full fiscal year 2010, and I am pleased to tell you that we delivered solid returns to our shareholders. As you know, we have been focused on conducting business as usual, and I am happy to say that your commitment to Airgas and our customers is evident in the numbers we released today.

Earnings Highlights

The economic recovery seems to be gaining momentum, and has led to improving business conditions and demand from our customers. Our sales per day have increased for two consecutive quarters, and our fourth quarter earnings per share, excluding unusual items, are up from last year and last quarter. In addition to these increases, Airgas achieved record free cash flow in our 2010 fiscal year. We can all be proud of the results that our Company has achieved. Thank you for all you have done to contribute to our success.

Outlook

Based on our solid performance, we are more confident than ever about our ability to continue building on our track record of success in producing strong returns and creating meaningful value for all Airgas shareholders. We also are well-positioned to capitalize on the substantial investments we have made in our infrastructure and Core Strategy II as the economy continues to improve.

New Customers and other Notable Accomplishments

I have been making the rounds in the field, and I have been pleased to learn that many companies are choosing Airgas as their supplier of choice. We are energized, and we are focused on growing our business. Well done.

We are also pleased to have signed agreements with a number of new customers and extended agreements with some existing partners. In fact, since January alone, notable agreements we have announced include: a 15-year supply and sponsorship agreement with XCOR Aerospace; three separate supply agreements with Premier Purchasing Partners, L.P., the group purchasing unit of Premier Inc.; a five-year services agreement with the University of Pennsylvania Health System; new supply agreements with Case Western Reserve University and Utilities Service Alliance (USA); and two-year extensions of our supply agreements with Goodrich Corporation and Illinois Tool Works. As always, we are committed to our business partners and look forward to enhancing these, and future, business relationships.

Other notable accomplishments in our fiscal year included the launch of a number of new products, including a hydrogen fuel cell marketing agreement with Nuvera®, new lines of analytical regulators and gas monitoring solutions, and our AiRxTM Diesel Exhaust Fluid. We were pleased to be added to the S&P 500 index, and upgraded to an investment grade credit rating. In addition, Airgas was included on this year’s FORTUNE 500 list. And we are particularly proud of the Compressed Gas Association’s (CGA) Fleet Safety Awards in the large fleet category for best vehicle safety records in Bulk Gas Transportation and in Cylinder Gas Transportation, as well as the CGA Environmental Recognition Program Award for Green Distribution Centers.

Air Products Update

As we’ve discussed before, our Board of Directors unanimously believes that Air Products’ unsolicited proposals grossly undervalue our Company. Air Products’ proposal does not reflect the value inherent in our future prospects, our extraordinary track record of creating stockholder value, and our position as the largest and most valuable packaged gas business in the world. The proposal also does not reflect our substantial recent investments and the significant opportunities for our business as the economy recovers.

In addition, Air Products’ unsolicited takeover attempt is extremely opportunistic, as we believe it is a transparent effort to obtain the future value of Airgas at a bargain basement price. We believe that Air Products has essentially said as much itself, declaring the timing of their proposals to be excellent.

Looking ahead, we expect that Air Products may try other tactics such as submitting shareholder proposals or launching what’s known as a proxy contest, by proposing candidates for election to Airgas’ Board of Directors at our upcoming Annual Meeting. What’s most important is for us to not be distracted. Let’s all stay focused on running our business.

A Bright Future

Airgas is a strong company with bright prospects for growth and continued shareholder value creation. We are focused on delivering outstanding results for our shareholders and remain confident that the continued execution of our strategic plan is the best path forward for our company.

Rest assured that we are working to preserve and enhance the shareholder value that we all have created through the years. I urge you again to maintain your focus on our customers, and continue to provide them with the outstanding service they have come to expect from us at Airgas. We will continue to keep you apprised of developments. Thank you for your hard work and dedication to Airgas.

Peter McCausland

Chairman and Chief Executive Officer

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc., Airgas has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. Also, materials related to Air Products’ Unsolicited Proposals are available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

In addition, Airgas may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Airgas and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Airgas’ directors and executive officers in Airgas’ Annual Report on Form 10-K for the year ended March 31, 2009, which was filed with the SEC on June 1, 2009, and its proxy statement for the 2009 Annual Meeting, which was filed with the SEC on July 13, 2009. To the extent holdings of Airgas securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

FORWARD-LOOKING STATEMENTS

This communication contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2009 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.